Exhibit 99.1

Sadot Group, Inc. Reports First Quarter 2024 Results

Reports Q1 2024 EBITDA of $0.5 million

Fort Worth, Texas, May 15, 2024 (ACCESSWIRE) —– Sadot Group Inc. (Nasdaq: SDOT) (the “Sadot Group” or the “Company”), an emerging player in the global food supply chain sector, today announced its first quarter results ending March 31, 2024. Chief Executive Officer Michael Roper and Chief Financial Officer Jennifer Black will host a conference call at 4:30 PM Eastern Daylight Time on Thursday, May 16, 2024, to discuss the results. All interested parties are invited to join this call. The Q1 2024 financial statements for the quarter ended March 31, 2024, are available on the Investors section of the Company’s website, as well as on www.nasdaq.com.

For the quarter ending March 31, 2024, Sadot Group reported an improvement in the Company’s net loss by approximately $0.8 million year over year. The Company had Q1 2024 revenues of $107.9 million, reporting a net loss of approximately $0.3 million, a considerable improvement compared to a net loss of approximately $1.1 million for the first quarter of 2023. Additionally, Sadot Group’s Q1 2024 EBITDA showed a gain of $0.5 million, marking a positive shift from a $0.4 million loss in the first quarter of 2023.

Overall market conditions in the agri-commodity sector presented challenges in Q1. One of the largest challenges was China’s unexpected absence in the wheat market. As the world’s largest buyer of wheat, China’s pause on wheat had a material negative impact on the market. In addition to the China situation, the Company also saw softness in overall agri-commodity prices combined with expected seasonality factors. Because of these challenges, Q1 total revenue declined for Sadot Group.

“Despite the revenue decline, I am pleased to report that through other areas of our business we improved our net income, improved our EBITDA, increased our total assets, and improved our working capital surplus. Importantly, we believe the market is showing indications that the headwinds on revenue may begin to subside in Q2 and Q3. In fact, revenue for the month of April 2024 has already shown improvements with $56 million in revenue coming in for the agri-foods division,” said Michael Roper.

The Company also made significant progress on five strategic initiatives in Q1 as follows:

•Initiated the process to sell Sadot Food Services segment. Recently, in Q2 the Company signed non-binding LOI’s for the sale of Pokemoto and Superfit Foods. Both are in their respective due diligence phases. There is no guarantee that these transactions will result in the signing of a definitive agreement or a final sale.
•Expanded the role of Fausto Plaza, consultant and manager of Sadot Latam, to play a significant role in the overall Company’s global trading and farm operations. Fausto brings over two decades of experience in agri-commodity trading and management. Prior to Sadot, he held operational and managerial positions with the global trading powerhouse, Bunge.
•Opened a new trading office in Brazil with a team of eight experienced agri-commodity traders with revenue expected to come online in late Q2. In the short time since establishment, the team has made significant headway in sourcing products from the upcoming harvest and financing from multi-national Brazilian banks. Led by Flavio de Campos and Paulo de Sa, both seasoned executives in international sourcing and trade, the Company expects the Brazilian subsidiary to substantiate itself in the region and expand Sadot’s operations globally.
•The harvest began in Q1 and the Company Shipped 1,700 metric tons to date of corn under the agreement with the Food Reserve Agency, established by the Republic of Zambia. This agreement aims to support the Zambian government’s efforts to safeguard national food security. The Company expects the majority of the revenue from this agreement to be realized in Q2 and potentially into Q3.
•Finalized terms with various institutions, providing the Company with approximately $26 million in trade financing for Sadot Agri-Foods operations moving forward. As discussed in the year end 2023 report, growth of Sadot Group hinges on access to trade financing capital for the Sadot Agri-Foods operations. The growth of top-line revenues and bottom-line margins is directly linked to increasing access to trade financing. It is important to emphasize how important trade financing facilities are to the Company’s growth. Access to such financing provides the Company with the flexibility to pursue more agri-commodity trading opportunities, thereby increasing the Company’s top-line revenue with the goal of potentially enhancing the Company’s margins and net income. The Company is actively working on obtaining additional trade finance lines to further support its growth initiatives.
Financial highlights for the three months ended March 31, 2024:

•Sadot Group reported improvement in the Company’s net loss by approximately $0.8 million year over year. Q1 2024 the Company had a loss of $0.3 million compared to a loss of approximately $1.1 million for the first quarter of 2023.
•Q1 2024 EBITDA was a gain of $0.5 million compared to a $0.4 million EBITDA loss in the first quarter of 2023.
•Sadot Group reported Q1 2024 consolidated revenue of $107.9 million, a decrease compared to $213.0 million for first quarter 2023 due to market headwinds noted above.
•Q1 as of March 31, 2024, Total Assets grew to $150.5 million from $62.6 million from the same time in 2023 while the Company’s total assets did decrease by $27.6 million from December 31, 2023, due to the timing of payments on accounts receivable relating to trades.
•The Company, as of March 31, 2024, had a cash balance of $1.2 million and a working capital surplus of $13.2 million. Compared to a cash balance of $1.4 million and a working capital surplus of $8.3 million as of December 31, 2023.

Strategic and operational highlights during the first quarter of 2024 include:

Sadot Agri-Foods Operations (Origination, Trade and the Farm)

•Completed 24 transactions throughout 14 different countries.
•The Company has completed the setup of the Sadot Brasil operations in Sao Paulo and is expected to be generating revenues in Q2 of 2024.
•Secured trade financing of $26 million from multiple different lending institutions.
•Strengthened leadership team with the appointment of Fausto Plaza as its Trade Director of Sadot Agri-Foods.
•Actively harvesting and have shipped 1,700 metric tons to date of corn under the agreement with the Food Reserve Agency, established by the Republic of Zambia, with the majority of revenues expected to be realized in Q2.

Sadot Food Service Operations (Legacy Restaurant Brands)

•Initiated the process to sell Sadot Food Services segment. Recently, in Q2 Sadot Group has signed Letters of Intent and is currently in the due diligence phase with two separate groups to purchase its Pokemoto and SuperFit Foods assets. The sale of these assets are subject to customary closing conditions and remain subject to the satisfactory completion of due diligence by any buyer, negotiation and resolution of business and legal issues, negotiation and completion of a mutually satisfactory definitive agreements and corporate approvals by the parties. There is no guarantee that these transactions will result in the signing of a definitive agreement or a final sale.

Outlook

Sadot Group remains dedicated to enhancing shareholder value, achieving sustainable growth, and optimizing returns for the Company’s stakeholders through strategic decision-making, global expansion, and operational efficiency. Please register to join the Sadot Management team for the Q1 2024 earnings call, covering the period ending March 31, 2024.

Webcast Details

Date: May 16, 2024

Time: 4:30 PM EST / 1:30 PM PST
To register, please use the following link:

https://audience.mysequire.com/webinar-view?webinar_id=b4b7d3fa-8b5d-4d03-a1b8-f725b76a641f

* Please note that when logging into the Webcast, individuals must, when prompted to, “allow video and audio” access to their device to view and hear the call.

About Sadot Group Inc.

Sadot Group Inc. has rapidly established itself as an emerging player in the global food supply chain. Sadot Group provides innovative and sustainable supply chain solutions that address the world's growing food security challenges.
Sadot Group currently operates within key verticals of the global food supply chain including global agri-commodity origination and trading operations for food/feed products such as soybean meal, wheat and corn, and farm operations producing grains and tree crops in Southern Africa.
Sadot Group connects producers and consumers across the globe, sourcing agri-commodity products from producing geographies such as the Americas, Africa and the Black Sea and delivering to markets in Southeast Asia, China and the Middle East/North Africa region.
Sadot Group is headquartered in Ft. Worth, Texas with subsidiary operations in Miami, Dubai, Sao Paulo, Singapore, Kyiv and Zambia. For more information, please visit www.sadotgroupinc.com.

Sadot Group, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2024	December 31, 2023
	$’000	$’000
Assets
Current assets:
Cash	1,214	1,354
Accounts receivable, net of allowance for doubtful accounts of $0.2 million and $0.2 million as of March 31, 2024 and December 31, 2023, respectively	23,095	52,920
Inventory	2,383	2,561
Assets held for sale	6,950	—
Other current assets	58,584	56,016
Total current assets	92,226	112,851
Right to use assets	—	1,284
Property and equipment, net	11,961	12,883
Goodwill	—	1,798
Intangible assets, net	—	2,833
Other non-current assets	46,340	46,442
Total assets	150,527	178,091
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	23,342	50,167
Notes payable, current, net of discount of $0.1 million and $0.2 million as of March 31, 2024 and December 31, 2023, respectively	3,640	6,531
Operating lease liability, current	—	385
Deferred revenue, current	2,165	1,229
Liabilities held for sale	3,752	—
Other current liabilities	46,111	46,270
Total current liabilities	79,010	104,582
Contract liability, non-current	46,048	46,048
Notes payable, non-current	—	622
Operating lease liability, non-current	—	1,027
Deferred revenue, non-current	292	1,555
Total liabilities	125,350	153,834
Commitments and Contingencies
Stockholders’ equity:
Common stock, $0.0001 par value, 200 million shares authorized, 44.2 million and 40.5 million shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	4	4
Additional paid-in capital	109,281	107,988
Accumulated deficit	(87,444)	(87,179)
Accumulated other comprehensive (loss) / income	(52)	8
Total Sadot Group Inc. shareholders' equity	21,789	20,821
Non-controlling interest	3,388	3,436
Total stockholders’ equity	25,177	24,257
Total liabilities and stockholders’ equity	150,527	178,091

Sadot Group, Inc.
Condensed Consolidated Statement of Operations
(Unaudited)

	Three Months Ended March 31,
	2024	2023
	$’000	$’000
Commodity sales	106,507	210,366
Company restaurant sales, net of discounts	1,157	2,301
Franchise royalties and fees	257	284
Franchise advertising fund contributions	15	16
Cost of goods sold	(108,276)	(208,294)
Gross (loss) profit	(340)	4,673
Depreciation and amortization expenses	(280)	(633)
Franchise advertising fund expenses	(15)	(16)
Pre-opening expenses	—	(36)
Post-closing expenses	(19)	(94)
Stock-based expenses	(796)	(3,359)
Sales, general and administrative expenses	(2,096)	(2,142)
Loss from operations	(3,546)	(1,607)
Other income	—	—
Interest (expense) / income, net	(490)	3
Change in fair value of stock-based compensation	476	541
Gain on fair value remeasurement	3,259	—
Loss on sale of trading securities	(11)	—
Loss Before Income Tax	(312)	(1,063)
Income tax expense	1	3
Net loss	(313)	(1,066)
Net loss attributable to non-controlling interest	48	—
Net loss attributable to Sadot Group Inc.	(265)	(1,066)

Net Loss Per Share attributable to Sadot Group Inc.:
Basic and Diluted	(0.01)	(0.04)
Weighted-Average # of Common Shares Outstanding:
Basic and Diluted	41,869,051	29,443,394

Sadot Group, Inc.
Condensed Consolidated Statement of Operations (Continued)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
	$’000	$’000
Net loss	(313)	(1,066)
Other comprehensive income
Foreign exchange translation adjustment	—	—
Unrealized loss, net of income tax	(60)	—
Total other comprehensive loss	(60)	—
Total comprehensive loss	(373)	(1,066)
Comprehensive loss attributable to non-controlling interest	48	—
Total Comprehensive loss attributable to Sadot Group Inc.	(325)	(1,066)

Sadot Group, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2024	2023
	$’000	$’000
Cash Flows from Operating Activities
Net loss	(313)	(1,066)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	280	633
Stock-based expenses	796	3,414
Change in fair value of compensation	476	541
Unrealized loss, net of income tax	(60)	—
Loss on disposal of assets	63	—
Bad debt expense	—	(5)
Transfer to assets held for sale	(265)	—
Changes in operating assets and liabilities:
Accounts receivable, net	29,566	(4,821)
Inventory	—	(34,848)
Other current assets	(2,690)	111
Other non-current assets	36	—
Accounts payable and accrued expenses	(26,498)	32,828
Other current liabilities	71	14
Operating right to use assets and lease liabilities, net	(61)	(30)
Deferred revenue	1,198	(53)
Total adjustments	2,912	(2,216)
Net cash provided by (used in) operating activities	2,599	(3,282)
Cash Flows from Investing Activities
Deposit on farmland	—	(87)
Purchases of property and equipment	(11)	(109)
Disposal of property and equipment	62	—
Net cash provided by (used in) investing activities	51	(196)
Cash Flows from Financing Activities
Proceeds from notes payable	1,500	—
Repayments of notes payable	(4,290)	(34)
Net cash used in financing activities	(2,790)	(34)
Net Decrease in Cash	(140)	(3,512)
Cash – beginning of period	1,354	9,898
Cash – end of period	1,214	6,386

Reconciliations of EBITDA, Adjusted EBITDA and Other Non-GAAP Measures
EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP measures. The Company defines EBITDA as Net loss, adjusted for depreciation, amortization, interest income / (expense), and income taxes. The Company defines Adjusted EBITDA as Net loss, adjusted for depreciation, amortization, net interest (income) expense, income taxes, impairment expenses, stock-based consulting expense, derived from amounts presented in the Unaudited Condensed Consolidated Statement of Operations. The Company believes that EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin, (collectively, the “Non-GAAP Measures”) are useful metrics for investors to understand and evaluate its operating results and ongoing profitability because they permit investors to evaluate its recurring profitability from its ongoing operating activities.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin, have certain limitations, and you should not consider them in isolation or as a substitute for analysis of its results of operations as reported under U.S. GAAP. The Company cautions investors that amounts presented in accordance with its definitions of any of the Non-GAAP Measures may not be comparable to similar measures disclosed by other issuers, because some issuers calculate certain of the Non-GAAP Measures differently or not at all, limiting their usefulness as direct comparative measures.
The following table presents a reconciliation of EBITDA and Adjusted EBITDA from the most comparable U.S. GAAP measure, Net loss, and the calculations of the Net loss margin and Adjusted EBITDA Margin for the three months ended March 31, 2024 and 2023:

	Three Months Ended March 31,
	2024	2023
	$’000	$’000
Net income / (loss)	(313)	(1,066)
Adjustments to EBITDA:
Depreciation and amortization expenses	280	633
Interest (income) / expense, net	490	(3)
Income tax expense	1	3
EBITDA	458	(433)
Adjustments to Adjusted EBITDA:
Change in fair value of stock-based compensation	(476)	(541)
Loss on sale of trading securities	11	—
Gain on fair value remeasurement	(3,259)	—
Stock-based consulting expenses	796	3,359
Adjusted EBITDA	(2,470)	2,385
Adjusted EBITDA attributable to non-controlling interest	48	—
Adjusted EBITDA attributable to Sadot Group Inc.	(2,422)	2,385
Gross Profit	(340)	4,673
Gross Profit attributable to Sadot Group Inc.	(292)	4,673

Net loss Margin attributable to Sadot Group Inc.	(0.3)%	(0.5)%
Adjusted EBITDA Margin attributable to Sadot Group Inc.	(2.2)%	1.1%

Forward-Looking Statements
This press release may include “forward-looking statements” pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products, or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Sadot Group, Inc., does not undertake any duty to update any forward-looking statements except as may be required by law.
Investor Relations:
Frank Pogubila
SVP
Integrous Communications
W - 951.946.5288
E - IR@sadotco.com